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                                  EXHIBIT 5.1

                       VINSON & ELKINS L.L.P. LETTERHEAD

                                October 4, 1996

Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas 75201-3391

Ladies and Gentlemen:

     We acted as counsel for Halliburton Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the offering and sale of up to 1,498,036 shares (the "Shares") of common stock, par value $2.50 per share, of the Company pursuant to the Landmark Graphics Corporation 1987 Non-Qualified Stock Option Plan, Landmark Graphics Corporation 1989 Flexible Stock Option Plan, The Directors' Stock Option Plan of Landmark Graphics Corporation, Landmark Graphic Corporation Consultants' Stock Option Plan, Landmark Graphics Corporation 1990 Employee Stock Option Plan and Landmark Graphics Corporation 1994 Flexible Incentive Plan (collectively, the "Plans").

     Before rendering our opinion, we examined the Registration Statement, the Composite Certificate of Incorporation, as amended, and the By-Laws of the Company and certain resolutions of the Board of Directors of the Company.

     Based upon the foregoing, we are of the opinion that the Shares to be issued upon the exercise of stock options granted pursuant to the Plans have been validly authorized for issuance and when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and the Shares are issued and paid for in accordance with the terms of the appropriate Plan and the underlying stock option, the Shares so issued will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder. For purposes of this opinion, we assume that the securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.



                                                  Very truly yours,



                                                  /s/ VINSON & ELKINS L.L.P.